Exhibit 10.10

                              BANK RHODE ISLAND

                 2002 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


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                              TABLE OF CONTENTS

                                                   Page
                                                   ----

ARTICLE I - Introduction                             1

ARTICLE II - Definitions                             2

ARTICLE III - Participation and Vesting              4

ARTICLE IV - Source of Benefit Payment               5

ARTICLE V - Retirement Benefits                      6

ARTICLE VI - Change of Control                       8

ARTICLE VII - Administration                        10

ARTICLE VIII - Amendment or Termination of Plan     11

ARTICLE IX - Miscellaneous                          12

Schedule A                                          14

Schedule B                                          17

Schedule C                                          19

Schedule D                                          20

Exhibit A


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                           ARTICLE I. INTRODUCTION


      1.1 Purpose of Plan. The purpose of this Plan is to promote loyalty, to attract new employees and to encourage employees to make and continue careers with the Bank and its subsidiaries by supplementing their retirement benefits, thereby giving them assurance of retirement security and promoting their continued loyalty to the Bank.

      1.2 Status. The Plan is intended to be a plan that is unfunded and is maintained by the Bank primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (ERISA), and shall be interpreted and administered accordingly. This Plan provides benefits to designated employees in addition to the benefits, if any, that employees are provided under the Bank Rhode Island Supplemental Executive Retirement Plan that was adopted by the Board of Directors on January 26, 1999, as amended.

      1.3 Authorization. This Plan was approved by the Board of Directors on October 15, 2002.


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                           ARTICLE II. DEFINITIONS

      The following terms have the following meanings:

      2.1 "Administrator" means the person designated by the Board to administer the Plan pursuant to Article VII.

      2.2 "Applicable Benefit Amounts", with respect to a Participant, is defined in Schedule B or C, as the case may be.

      2.3 "Average Compensation" means a Participant's average annual Eligible Compensation from the Bank during the three consecutive calendar years as an Employee in which such compensation was greatest. For this purpose, "Eligible Compensation" shall mean: (i) the Participant's base salary including any salary reductions made on behalf of the Participant under any cafeteria, flexible benefits, or 401(k) plan sponsored by the Bank which are excluded from gross income under Sections 125 or 402(e)(3) of the Internal Revenue Code, and (ii) any amount deferred by the Participant on an elective basis under any other non-qualified deferred compensation plan of the Bank.

      2.4   "Board" means the Board of Directors of the Bank.

      2.5    "Change of Control" is defined in Schedule A.

      2.6 "Bank" means Bank Rhode Island, a Rhode Island financial institution.

      2.7 "401K Plan Benefit" means the annual payment calculated by converting that portion of the Participant's Bank Rhode Island 401K Plan Account Balance that is attributable to the Bank's matching and profit-sharing contributions to an annuity, payable for the life of the Participant only, using factors set forth in Schedule D


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      2.8    "Effective Date" means October 15, 2002.

      2.9 "Employee" means an individual employed by the Bank or any subsidiary of the Bank.

      2.10    "Normal Retirement Age" means age 65.

      2.11    "Normal Retirement Benefit" means the benefit referred to in
Section 5.1 hereof.

      2.12 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's sixty-fifth birthday.

      2.13 "Participant" means any Employee selected to participate in the Plan in accordance with Section 3.1.

      2.14 "Plan" means this 2002 Supplemental Executive Retirement Plan as set forth herein and in all subsequent amendments hereto.

      2.15 "Primary Social Security Benefit" means the annual amount of old age insurance benefits payable to a Participant at his or her Normal Retirement Date computed under the Social Security Act in effect on the date as of which such computation is made.


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                   ARTICLE III. PARTICIPATION AND VESTING

      3.1 Selection of Participants. The Board will select from time to time those Employees who will be Participants in the Plan and the Applicable Benefit Amount. The Employees set forth in the attached Schedules B and C will become Participants on the Effective Date. If and when the Board names additional Participants, they will be added to the appropriate Schedule and will become Participants at that time.

      3.2    Vesting.

      (a)   Except as provided in paragraph (b) and in Section 6 and in
Section 9.3, a Participant will be vested and entitled to receive benefits under this Plan as set forth in the attached Schedule B and C. A Participant who ceases to be an Employee without becoming vested will forfeit all rights under the Plan.

      (b) A Participant who ceases to be an Employee because of death before satisfying the requirements of paragraph (a) shall become vested immediately and entitled to receive benefits subject to the other provisions of the Plan.


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                   ARTICLE IV. SOURCE OF BENEFIT PAYMENTS

      4.1 Obligations of the Bank. The Bank will establish on its books liabilities for obligations to pay benefits under the Plan. With respect to all benefits payable under the Plan, each Participant (or other person entitled to receive benefits with respect to a Participant) will be an unsecured general creditor of the Bank.

      4.2 No Funding Required. Except as otherwise provided in Article VI, the Bank may, but shall not be required to, establish a trust of which it is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Internal Revenue Code of 1986, as amended (a "rabbi trust"). The Bank may from time to time deposit funds with the trustee to provide a sound long-term funding program.

      4.3 No Claim to Specific Assets. Nothing in the Plan will be construed to give any individual rights to any specific assets of the Bank, person or entity.


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                       ARTICLE V. RETIREMENT BENEFITS

      5.1   Normal Retirement Benefit.

      (a) Subject to Section 5.2, the Normal Retirement Benefit payable under the Plan to a Participant will be a monthly benefit equal to one-twelfth of the Applicable Benefit Amount. For this purpose, the Applicable Benefit Amount for a Participant is listed on Schedule B or Schedule C as the case may be.

      (b) The Participant's Normal Retirement Benefit will commence at his or her Normal Retirement Date (or such later date on which the Participant actually retires) and continue for his or her lifetime.

      (c) The benefit with respect to a Participant who ceases to be an Employee for any reason other than retirement at Normal Retirement Date may not commence prior to his or her Normal Retirement Date and the Applicable Benefit Amount shall be adjusted for such early termination pursuant to the provisions of Schedule B and C.

      5.2 Death Benefits. Except as otherwise provided in this paragraph, no death benefits will be payable to anyone following the death of the Participant.

      (a) Post Retirement. If a Participant for whom retirement benefits have commenced under this Plan dies, there shall be a death benefit payable under this Plan equal to the unpaid portion of the Participant's Applicable Benefit Amount set forth in Schedule B or Schedule C, as the case may be, that can be provided by the amount the Bank has accrued on its books as a liability for the Participant's benefit under this Plan as of the date of the Participant's death, minus the amount of the death benefit, if any,


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that is payable under any death benefit or insurance arrangement that specifically references this Plan (but not less than zero).

      (b) Pre-Retirement. If a Participant with a vested benefit for whom retirement benefits have not commenced dies, there shall be a death benefit payable under this Plan equal to the portion of the Participant's Applicable Benefit Amount set forth in Schedule B or Schedule C, as the case may be, that can be provided by the amount the Bank has accrued on its books as a liability for the Participant's benefit under this Plan as of the date of the Participant's death, minus the amount of the death benefit, if any, that is payable under any death benefit or insurance arrangement that specifically references this Plan (but not less than zero).

      (c) Beneficiary. Any death benefit that is payable under this Plan shall be paid to the beneficiary or beneficiaries designated in writing from time to time in a manner acceptable to the Administrator. If no designation has been made or if all designated beneficiaries are dead, payment shall be made to the following persons in the following priority: to the Participant's surviving spouse, if any; but if none to the Participant's surviving children in equal shares, if any; but if none payment shall be made to the estate of the Participant.


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                        ARTICLE VI. CHANGE OF CONTROL

      6.1 Vesting of Benefits. In the event of a "Change of Control", a Participant shall, notwithstanding any other provision of the Plan, immediately become fully vested in his or her retirement benefits as described in Section 5.1.

      6.2 Funding of Benefit. In the event of a Change of Control, the Bank shall immediately establish a rabbi trust with a third party financial institution with a net worth of at least $100 million (unless Plan Participants entitled to receive and beneficiaries receiving a majority of benefits under the Plan (based upon the dollar amount of benefits accrued) consent in writing to the appointment of another trustee), substantially in the form attached hereto as Exhibit A, and shall deposit funds with the trustee of the trust equal to the difference between the then present value of all accrued benefits provided under the Plan (computed on the basis of the actuarial assumptions stated in Schedule D hereto and taking into account the benefits that become vested or payable in the event of a Change of Control) and the then fair market value of the assets of the trust (if any) and shall thereafter make annual additional deposits with the trustee to reflect increases in the accrued benefits. If the principal of the trust, and any earnings thereon, are not sufficient to make payment of the benefits provided for under this Plan, the Bank shall make the balance of each such payment as it falls due.

      6.3 Excise Tax Equalization Payment. In the event that the Participant becomes entitled to a payment under this Section 6 ("Change of Control Payment") that will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code (or any similar tax that may hereafter be imposed), then the Bank shall


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pay to Participant in cash an additional amount (the "Gross-Up Payment")
such that the net amount retained by Participant after deduction of any Excise Tax upon the Change of Control Payment and any Federal, state and local income tax and excise tax upon the Gross-Up Payment provided for by this Section 6.3 (including FICA and FUTA), shall be equal to the Change of Control Payment. Such payment shall be made by the Bank to the Participant as soon as practical following any Change of Control, but in no event beyond thirty (30) days from such date. For the purposed of this Section 6.3 all defined terms shall be given the meanings provided herein.


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                         ARTICLE VII. ADMINISTRATION

      7.1 Appointment of Administrator. The Plan will be administered by the person designated by the Board to administer the Plan (the "Administrator"), but the Board will have full discretionary authority to interpret the provisions of the Plan and decide all questions and settle all disputes that may arise in connection with the Plan. The Board may establish its own operative and administrative rules and procedures in connection with the Plan, provided such procedures are consistent with the requirements of
Section 503 of ERISA and the regulations thereunder. All interpretations, decisions and determinations made by the Board will be binding on all persons concerned.

      7.2 Delegation. The Board in its sole discretion may delegate certain of its duties and responsibilities to the Administrator or to an appropriate Employee or Employees. For purposes of the Plan, any action taken by the Administrator or a delegee Employee pursuant to such delegation will be considered to have been taken by the Board. The Bank agrees to indemnify and to defend to the fullest possible extent permitted by law any delegee of the Board (including any person who formerly served as a delegee) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Bank) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

      7.3 Expenses. All expenses incurred in the creation or administration of this Plan shall be paid by the Bank.


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               ARTICLE VIII. AMENDMENT OR TERMINATION OF PLAN

      The Bank hopes and expects to continue the Plan in effect, but the Board necessarily reserves the right to amend the Plan at any time, and from time to time, or to terminate the Plan, provided that such amendment or termination shall not reduce the vested benefit of any Participant or amend
Article VI without the consent of all Participants who have vested benefits under the Plan. Any amendment or termination shall be stated in an instrument in writing and signed by a duly authorized representative of the Board.


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                          ARTICLE IX. MISCELLANEOUS

      9.1 No Assignment or Alienation. None of the benefits, payments, proceeds or claims of any person under this Plan shall be subject to any claim of any creditor or to attachment or garnishment or other legal process by any such creditor; nor shall any person have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits, payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.

      9.2 Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the payment of any benefits will be construed as giving any individual any legal or equitable right against the Bank, except for those rights explicitly provided for in the Plan.

      9.3 Forfeiture of Benefits. A Participant shall forfeit all rights or benefits remaining to him or her under the Plan if such Participant's employment is terminated on account of, or such Participant is convicted of, or confesses to, or permits a plea of nolo contendere to be entered with respect to, a criminal act of fraud, misappropriation, embezzlement, or the like, which is a felony and involves property of the Bank.

      9.4 Governing Law. The Plan will be construed, administered, and governed under the laws of the State of Rhode Island, to the extent not preempted by federal law.

      9.5 Severability. If any provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.


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      IN WITNESS WHEREOF, the Bank has caused this Plan to be executed by its duly authorized officer as of this 15th day of October, 2002.


                                       BANK RHODE ISLAND



                                       By:  /s/Malcolm G. Chace
                                            -------------------------------
                                            Malcolm G. Chace, Chairman


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                                 SCHEDULE A
                                 ----------

                                     TO

                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      (A) Change in Control. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if and when:

      (1) A Takeover Transaction is effectuated; or (2) Bancorp Rhode Island, Inc. (the "Company") commences substantive negotiations with a third party with respect to a Takeover Transaction if within twelve (12) months of the commencement of such negotiations, enters into a definitive agreement with respect to a Takeover Transaction with any party with which negotiations were originally commenced; or (3) any election of directors of the Company occurs (whether by the directors then in office or by the shareholders at a meeting or by written consent) where a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the board of directors immediately preceding such election; or (4) either of the Company or the Bank effectuates a complete liquidation.

      (B)   Takeover Transaction. A "Takeover Transaction" shall mean:

      (1) The acquisition of voting securities of the Company by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than by the Company or its subsidiaries or any employee benefit plan (or related trust) of the Company or its subsidiaries, which theretofore did not beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) securities representing 30% or more of the voting power of all outstanding shares of voting securities of the Company, if such


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acquisition results in such individual, entity or group owning securities representing more than 30% of the voting power of all outstanding voting securities of the Company; provided, that any acquisition by a corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of voting securities of such corporation, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of the Company outstanding immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the outstanding voting securities of the Company, shall not constitute a Change in Control; or

      (2) The issuance of additional shares of common stock of the Company or the Bank, as applicable, in a single transaction or a series of related transactions if the individuals and entities who were the beneficial owners of the outstanding voting securities of the Company or the Bank, as applicable, immediately prior to such issuance do not, following such issuance, beneficially own, directly or indirectly, securities representing more than 50% of the voting power of all then outstanding voting securities of the Company or the Bank, as applicable; or

      (3) Consummation by the Company or the Bank of (a) a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the voting securities of such entity immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, securities representing more than 50% of the voting power of then outstanding voting securities of the corporation resulting from such a reorganization, merger or


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consolidation, or (b) the sale, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company (on a consolidated basis) or the Bank to a party which is not controlled by or under common control with such entity, or (c) the sale by the Company in one transaction or in a series of related transactions of voting securities of the Bank such that following such transaction or transactions the Company no longer beneficially owns, directly or indirectly, securities representing more than 50% of the voting power of the then outstanding voting securities of the Bank.

      For purposes of this Section (B), "voting power" means ordinary voting power for the election of directors.


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                                 SCHEDULE B
                                 ----------


Participants:     Applicable Benefit Amount and Vesting
------------      -------------------------------------

Merrill W. Sherman      (A) 70% of the Participant's Average Compensation,
                        minus: (i) $250,000, (ii) fifty percent (50%) of the Participant's Primary Social Security Amount and
                        (iii) the 401K Plan Benefit or (B) in the event of a "Change of Control" the amount the Bank has accrued on its books as a liability for the Participant's benefit as of the date of the determination, if such amount is greater than (A). Except as provided under Sections 3.2 (b) and 6.1, the Benefit Amount shall be vested as follows: 20% on November 1, 2005, 40% on November 1, 2006, 60% on November 1, 2007, 80% on
                        November 1, 2008 and 100% on November 1, 2008

Albert R. Rietheimer    (A) 70% of the Participant's Average
Donald C. McQueen       Compensation, minus: (i) $50,000, (ii) fifty percent
                        (50%) of the Participant's Primary Social Security
                        Amount and (iii) the 401K Plan Benefit or (B) in the event of a "Change of Control" the amount the Bank has accrued on its books as a liability for the Participant's benefit as of the date of the determination, if such amount is greater than (A).
                        Except as provided under Sections 3.2 (b) and 6.1, the Benefit Amount shall be vested as follows: 20% on November 1, 2008, 40% on November 1, 2009, 60% on
                        November 1, 2010, 80% on November 1, 2011 and 100%
                        on November 1, 2012


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James V. DeRentis       (A) 70% of the Participant's Average Compensation,
                        minus: (I) $35,000, (ii) fifty percent (50%) of the Participant's Primary Social Security Amount and
                        (iii) the 401K Plan Benefit or (B) in the event of a "Change of Control" the amount the Bank has accrued on its books as a liability for the Participant's benefit as of the date of the determination if such amount is greater than (A). Except as provided under Sections 3.2 (b) and 6.1, the Benefit Amount shall be vested as follows: 20% on November 1, 2008, 40% on November 1, 2009, 60% on November 1, 2010, 80% on November 1, 2011 and 100% on November 1, 2012

      Adjustment for Early Termination under Section 5.1(c): The Applicable Benefit Amount with respect to a Participant who ceases to be an Employee for any reason prior to the Normal Retirement Date shall be that portion of the Participant's Applicable Benefit Amount set forth above that can be provided by the amount the Bank has accrued on its books as a liability for the Participant's benefit as of the date of the Participant's early termination multiplied by the vested percentage as of such date of termination.


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                                 SCHEDULE C
                                 ----------

      Participants:            Applicable Benefit Amount
      ------------             -------------------------

      Elizabeth Carroll                     $25,000
      Stephen Gibbons                       $25,000
      Kevin Kelly                           $25,000
      Kathleen C. Orovitz                   $25,000
      Kenneth Senus                         $25,000
      Peter Walsh                           $25,000

      Vesting: For all Participants in Schedule C, except as provided under Sections 3.2 (b) and 6.1, the Applicable Benefit Amount shall be vested as follows: 20% on November 1, 2008, 40% on November 1, 2009, 60% on November 1, 2010, 80% on November 1, 2011 and 100% on November 1, 2012

      Adjustment for Early Termination under Section 5.1(c): The Applicable Benefit Amount with respect to a Participant who ceases to be an Employee for any reason prior to the Normal Retirement Date shall be that portion of the Participant's Applicable Benefit Amount set forth above that can be provided by the amount the Bank has accrued on its books as a liability for the Participant's benefit as of the date of the Participant's early termination multiplied by the vested percentage as of such date of termination.


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                                 SCHEDULE D
                                 ----------

Actuarial Assumptions:

Mortality:    Blended GAM-1983
Interest:     6 3/4 % per annum


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